Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

Earnings Release Data Supplement

Herman Miller, Inc. (together with its consolidated subsidiaries, the "company", "we", "our" or "us") provides this supplement to assist investors in evaluating the company's financial and operating results and metrics. We suggest that the narratives to each of the tables included in this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures, as explained in more detail in Section II below. The company intends to update this supplement on a quarterly basis.

Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

I. Operating Segment Information

The table below summarizes select financial information, for the periods indicated, related to each of the company’s reportable operating segments. The North American Furniture Solutions segment includes the operations associated with the design, manufacture, and sale of furniture products for work-related settings, including office, education, and healthcare environments, throughout the United States and Canada. The business associated with the company's owned contract furniture dealers is also included in the North American Furniture Solutions segment. The non-North American Furniture Solutions segment includes the operations associated with the design, manufacture, and sale of furniture products, primarily for work-related settings, for Mexico and outside of North America. The Specialty and Consumer segment includes the operations associated with the design, manufacture, and sale of high-end furniture products including Geiger wood products, a collection of classic products, textiles, and our North American consumer retail business. The Corporate category consists primarily of startup business and unallocated corporate expenses including, if applicable to the periods shown, restructuring and impairment costs.

	Three Months Ended		Six Months Ended
Net Sales	11/30/2013	12/1/2012	11/30/2013	12/1/2012
North American Furniture Solutions	$297.1	$304.7	$615.3	$625.0
Non-North American Furniture Solutions	103.1	92.8	184.7	187.4
Specialty & Consumer	70.3	44.3	138.6	79.1
Corporate	—	—	—	—
Total	$470.5	$441.8	$938.6	$891.5

% change
North American Furniture Solutions	(2.5)%		(1.6)%
Non-North American Furniture Solutions	11.1%		(1.4)%
Specialty & Consumer	58.7%		75.2%
Corporate
Total	6.5%		5.3%

Operating Earnings (Loss)
North American Furniture Solutions	$(119.0)	$9.7	$(85.0)	$36.6
Non-North American Furniture Solutions	8.2	4.6	8.1	10.1
Specialty & Consumer	(10.2)	3.9	(5.0)	6.3
Corporate	(4.2)	(0.7)	(4.2)	(1.2)
Total	$(125.2)	$17.5	$(86.1)	$51.8

Operating Earnings (Loss) % Net Sales
North American Furniture Solutions	(40.1)%	3.2%	(13.8)%	5.9%
Non-North American Furniture Solutions	8.0%	5.0%	4.4%	5.4%
Specialty & Consumer	(14.5)%	8.8%	(3.6)%	8.0%
Corporate
Total	(26.6)%	4.0%	(9.2)%	5.8%

Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

II. Non-GAAP Financial Measures
This presentation contains certain non-GAAP financial measures; including Adjusted Earnings per Share, Adjusted Operating Earnings, and Organic Growth (Decline). Adjusted Earnings per Share and Adjusted Operating Earnings are calculated by excluding from Earnings per Share and Operating Earnings items that we believe are not indicative of our ongoing operating performance. For the periods covered by this release, such items consist of expenses associated with restructuring actions taken to adjust our cost structure to the current business climate and transition-related expenses, including amortization and settlement expenses, relating to defined benefit pension plans that we have terminated. We present Adjusted Earnings per Share and Adjusted Operating Earnings because we consider them to be important supplemental measures of our performance and believe them to be useful in analyzing ongoing results from operations. Organic Growth (Decline) represents the change in revenue and orders, excluding currency translation effects and the impacts of acquisitions and divestitures.

Adjusted Earnings per Share, Adjusted Operating Earnings, and Organic Growth (Decline) are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results.

A. Reconciliation of Earnings per Share to Adjusted Earnings per Share	Three Months Ended		Six Months Ended
	11/30/2013	12/1/2012	11/30/2013	12/1/2012
Earnings (Loss) per Share - Diluted	$(1.37)	$0.14	$(0.99)	$0.48
Add: Restructuring / Impairment Expenses	0.05	0.01	0.05	0.02
Add: Inventory Step-Up Expenses	—	—	0.01	—
Add: Legacy Pension Expenses (1)	1.74	0.20	1.77	0.22
Adjusted Earnings per Share – Diluted	$0.42	$0.35	$0.84	$0.72

Weighted Average Shares Outstanding used for Calculating Adjusted Earnings per Share – Diluted	59,537,605	58,718,221	59,445,301	58,668,525

B. Reconciliation of Operating Earnings to Adjusted Operating Earnings	Three Months Ended		Six Months Ended
	11/30/2013	12/1/2012	11/30/2013	12/1/2012
Operating Earnings (Loss)	$(125.2)	$17.5	$(86.1)	$51.8
Add: Restructuring / Impairment Expenses	4.0	0.7	4.0	1.2
Add: Inventory Step-Up Expenses	—	—	1.4	—
Add: Legacy Pension Expenses (1)	161.3	18.8	164.4	20.5
Adjusted Operating Earnings	$40.1	$37.0	$83.7	$73.5

C. Summary of Legacy Pension Expenses (1) and Cash Contributions to the Primary Domestic Benefit Plans	Three Months Ended		Six Months Ended
	11/30/2013	12/1/2012	11/30/2013	12/1/2012
Legacy Pension Expenses in Cost of Goods Sold	$50.3	$0.8	$51.3	$1.6
Legacy Pension Expenses in Operating Expenses	111.0	18.0	113.1	18.9
Total Legacy Pension Expenses	$161.3	$18.8	$164.4	$20.5

Cash Contributions to the Primary Domestic Benefit Plans	$48.6	$—	$48.6	$—
(1) At the end of fiscal 2012, the company modified the asset allocations strategy of its U.S. defined benefit pension plans. This change was made in response to the decision to close and ultimately terminate these plans. Legacy Pension Expenses are included as an adjustment to Operating Earnings only in periods subsequent to this change in allocation.

Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

D. Reconciliation of Operating Earnings to Adjusted Operating Earnings by Segment

	Three Months Ended					Three Months Ended
	11/30/13					12/1/12
	North American	Non-North American	Specialty & Consumer	Corporate	Total	North American	Non-North American	Specialty & Consumer	Corporate	Total

Operating Earnings (Loss)	$(119.0)	$8.2	$(10.2)	$(4.2)	$(125.2)	$9.7	$4.6	$3.9	$(0.7)	$17.5
% Net Sales	(40.1)%	8.0%	(14.5)%	n/a	(26.6)%	3.2%	5.0%	8.8%	n/a	4.0%

Add: Restructuring / Impairment Expenses	—	—	—	4.0	4.0	—	—	—	0.7	0.7
Add: Inventory Step-Up Expenses	—	—	—	—	—	—	—	—	—	—
Add: Legacy Pension Expenses (1)	144.3	—	17.0	—	161.3	17.6	—	1.2	—	18.8

Adjusted Operating Earnings	$25.3	$8.2	$6.8	$(0.2)	$40.1	$27.3	$4.6	$5.1	$—	$37.0
% Net Sales	8.5%	8.0%	9.7%	n/a	8.5%	9.0%	5.0%	11.5%	n/a	8.4%

	Six Months Ended					Six Months Ended
	11/30/13					12/1/12
	North American	Non-North American	Specialty & Consumer	Corporate	Total	North American	Non-North American	Specialty & Consumer	Corporate	Total

Operating Earnings (Loss)	$(85.0)	$8.1	$(5.0)	$(4.2)	$(86.1)	$36.6	$10.1	$6.3	$(1.2)	$51.8
% Net Sales	(13.8)%	4.4%	(3.6)%	n/a	(9.2)%	5.9%	5.4%	8.0%	n/a	5.8%

Add: Restructuring / Impairment Expenses	—	—	—	4.0	4.0	—	—	—	1.2	1.2
Add: Inventory Step-Up Expenses	—	—	1.4	—	1.4	—	—	—	—	—
Add: Legacy Pension Expenses (1)	147.0	—	17.4	—	164.4	19.3	—	1.2	—	20.5

Adjusted Operating Earnings	$62.0	$8.1	$13.8	$(0.2)	$83.7	$55.9	$10.1	$7.5	$—	$73.5
% Net Sales	10.1%	4.4%	10.0%	n/a	8.9%	8.9%	5.4%	9.5%	n/a	8.2%

(1) At the end of fiscal 2012, the company modified the asset allocations strategy of its U.S. defined benefit pension plans. This change was made in response to the decision to close and ultimately terminate these plans. Legacy Pension Expenses are included as an adjustment to Operating Earnings only in periods subsequent to this change in allocation.

Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

E. Organic Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	11/30/13					12/1/12
	North American	Non-North American	Specialty & Consumer	Corporate	Total	North American	Non-North American	Specialty & Consumer	Corporate	Total
Net Sales, as reported	$297.1	$103.1	$70.3	$—	$470.5	$304.7	$92.8	$44.3	$—	$441.8
% change from PY	(2.5)%	11.1%	58.7%		6.5%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(6.9)	—	—	—	(6.9)
Currency Translation Effects (2)	1.3	1.7	0.1	—	3.1	—	—	—	—	—
Acquisition	—	—	(27.5)	—	(27.5)	—	—	—	—	—

Net sales, proforma	$298.4	$104.8	$42.9	$—	$446.1	$297.8	$92.8	$44.3	$—	$434.9
% change from PY	0.2%	12.9%	(3.2)%	n/a	2.6%

	SIx Months Ended					Six Months Ended
	11/30/13					12/1/12
	North American	Non-North American	Specialty & Consumer	Corporate	Total	North American	Non-North American	Specialty & Consumer	Corporate	Total
Net Sales, as reported	$615.3	$184.7	$138.6	$—	$938.6	$625.0	$187.4	$79.1	$—	$891.5
% change from PY	(1.6)%	(1.4)%	75.2%		5.3%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(16.8)	—	—	—	(16.8)
Currency Translation Effects (2)	1.8	3.1	0.1	—	5.0	—	—	—	—	—
Acquisition	—	—	(54.8)	—	(54.8)	—	—	—	—	—

Net sales, proforma	$617.1	$187.8	$83.9	$—	$888.8	$608.2	$187.4	$79.1	$—	$874.7
% change from PY	1.5%	0.2%	6.1%	n/a	1.6%

(2) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

E. Organic Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	11/30/13					12/1/12
	North American	Non-North American	Specialty & Consumer	Corporate	Total	North American	Non-North American	Specialty & Consumer	Corporate	Total
Orders, as reported	$333.7	$104.4	$64.8	$—	$502.9	$328.7	$100.7	$46.4	$—	$475.8
% change from PY	1.5%	3.7%	39.7%		5.7%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(6.9)	—	—	—	(6.9)
Currency Translation Effects (2)	1.3	2.4	—	—	3.7	—	—	—	—	—
Acquisition	—	—	(26.1)	—	(26.1)	—	—	—	—	—

Orders, proforma	$335.0	$106.8	$38.7	$—	$480.5	$321.8	$100.7	$46.4	$—	$468.9
% change from PY	4.1%	6.1%	(16.6)%	n/a	2.5%

	SIx Months Ended					Six Months Ended
	11/30/13					12/1/12
	North American	Non-North American	Specialty & Consumer	Corporate	Total	North American	Non-North American	Specialty & Consumer	Corporate	Total
Orders, as reported	$632.4	$203.6	$138.1	$—	$974.1	$636.0	$199.6	$92.2	$—	$927.8
% change from PY	(0.6)%	2.0%	49.8%		5.0%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(16.8)	—	—	—	(16.8)
Currency Translation Effects (2)	1.7	4.8	—	—	6.5	—	—	—	—	—
Acquisition	—	—	(52.8)	—	(52.8)	—	—	—	—	—

Orders, proforma	$634.1	$208.4	$85.3	$—	$927.8	$619.2	$199.6	$92.2	$—	$911.0
% change from PY	2.4%	4.4%	(7.5)%	n/a	1.8%

(2) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

F. Effective Tax Rate - GAAP and Adjusted	Three Months Ended
	11/30/2013	12/1/2012
Effective Tax Rate, GAAP basis	37.6%	34.9%
Effective Tax Rate, Excluding Legacy Pension Expenses	32.0%	35.6%

G. Sales and Earnings Guidance - Upcoming Quarter

Company Guidance
Q3 Fiscal 2014
Net Sales	$445 million to $465 million
Gross Margin %	35% to 36%
Operating Expenses	$127 million to $130 million
Effective Tax Rate	approximately 34.5%

Herman Miller Inc. Supplemental Financial Data
Three and Six Months Ended 11/30/2013
($ in millions except per share data)

Forward Looking Statements

This document and the related earnings press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S. and international markets, the level of anticipated pension expenses, the pace and level of government procurement, the impact of the Affordable Care Act on healthcare markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.